Exhibit 10.2
TERM LOAN AGREEMENT
dated as of January 14, 2009
by and between
ASHTON WOODS USA L.L.C.,
as Borrower
and
PARKMOUNT LAND DEVELOPMENT INC.,
as Lender

TERM LOAN AGREEMENT
          THIS TERM LOAN AGREEMENT (this “Agreement”), dated as of January 14, 2009, is made by and between ASHTON WOODS USA L.L.C., a Nevada limited liability company (“Borrower”), and PARKMOUNT LAND DEVELOPMENT INC., a Canadian corporation (“Lender”).
ARTICLE 1: DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms set forth in Exhibit “A” attached hereto and made a part hereof shall have the meanings assigned therein.
ARTICLE 2: AMOUNT AND TERMS OF THE LOAN; PAYMENT
          2.1 The Loan. Subject to the terms and conditions set forth herein, Lender has agreed to make loan advances to Borrower in the maximum aggregate original principal amount of up to FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the “Loan”). The initial loan advance shall be funded upon Borrower’s satisfaction of the conditions to such initial advance described herein. The Loan shall be repaid in accordance with this Agreement. The Loan is not a revolving loan; amounts repaid may not be re-borrowed. Provided there are no Events of Default hereunder and no events of default under the Credit Agreement (as defined herein), Borrower may request additional loan advances after the initial funding in an amount not to exceed $5,000,000.00 less the amount previously advanced hereunder on not less than five (5) Business Days’ prior notice. Borrower shall provide to Lender all documentation reasonably requested by Lender in connection with such advances.
          2.2 Interest Rate; Late Charge. Provided that no Event of Default exists, the principal amount of the Loan outstanding from time to time shall bear interest until paid at a fixed per annum rate equal to the LIBOR Rate plus six (6%), as determined two (2) London Banking Days prior to the date of this Agreement. Interest shall be calculated based on a three hundred sixty (360) day year and charged for the actual number of days elapsed. In computing the number of days during which such interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. All interest hereunder shall be paid upon maturity. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on or before the last Business Day prior to such due date. Notwithstanding any longer period granted hereunder in connection with the occurrence of an Event of Default and Lender’s acceleration remedies, if any sum payable under this Agreement is not paid on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgages and other Loan Documents.
          2.3 Maximum Legal Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable

United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Agreement. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Agreement, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Agreement and all other Obligations and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Agreement until payment in full of the Obligations so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
          2.4 Note. The Loan made by Lender pursuant hereto shall be evidenced by the Note, payable to the order of Lender and evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Loan, with interest thereon as prescribed herein. The Note shall (a) be dated as of the date hereof, (b) be stated to mature on the Maturity Date, and (c) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided herein.
          2.5 Payment and Maturity. A payment of all Obligations then outstanding, including but not limited to all outstanding principal and interest on the Loan, shall be due and payable by Borrower on the Maturity Date.
          2.6 Use of Proceeds. The proceeds of the Loan made hereunder shall be used by Borrower for working capital and to fund operations.
          2.7 Security. This Agreement is evidence of the Loan. This Agreement is secured by (a) the Guaranty Agreement, (b) the Mortgages, and (c) the other Loan Documents.
ARTICLE 3: REPRESENTATIONS AND WARRANTIES
          In order to induce Lender to enter into this Agreement and to make the Loan, Borrower hereby, represents and warrants to Lender that on the date hereof:
          3.1 Financial Statements. Borrower has heretofore furnished to Lender the consolidated balance sheet and financial statement of Borrower and the Guarantors as of August

31, 2008, certified by Borrower as true and correct. The foregoing financial statement fairly presents, in all material respects, the financial condition of Borrower and the Guarantors as of the date thereof and the results of the operations of Borrower and the Guarantors for the period then ended.
          3.2 Existence; Compliance with Law. Each of Borrower and the Guarantors (a) is duly organized or formed, as appropriate, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as appropriate, (b) has the requisite corporate, partnership or limited liability company power and authority to conduct the business in which it is currently engaged, (c) is qualified as a foreign entity to do business under the laws of any jurisdiction where the failure to so qualify would have a material adverse effect on the business of Borrower and the Guarantors taken as a whole, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of Borrower and the Guarantors taken as a whole or would not materially adversely affect the ability of Borrower or the Guarantors to perform their respective obligations under the Loan Documents.
          3.3 Power; Authorization; Enforceable Obligations. Borrower and each Guarantor has the corporate, partnership or limited liability company (as applicable) power and authority to make, deliver and perform the Loan Documents to which it is a party and (in the case of Borrower) to borrow hereunder, and has taken all corporate or other action necessary to be taken by it to authorize (a) (in the case of Borrower) such borrowing on the terms and conditions of this Agreement and the Note, and (b) the execution, delivery and performance of the Loan Documents to which it is a party. No consent, waiver or authorization of, or filing with any Person (including without limitation any Governmental Authority) is required to be made or obtained by Borrower in connection with the borrowings hereunder or by Borrower or any Guarantor in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party. This Agreement has been, and the Note, the Mortgages and the Guaranty Agreement will be, duly executed and delivered on behalf of Borrower or each Guarantor (as the case may be), and this Agreement constitutes, and the Note, the Mortgages and Guaranty Agreement when executed and delivered hereunder will constitute, a legal, valid and binding obligation of Borrower or the Guarantors (as the case may be), enforceable against Borrower or the Guarantors (as the case may be), in accordance with their terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, arrangement or other similar laws relating to or affecting the rights of creditors generally and the limitations, if any, imposed by the general principles of equity and public policy.
          3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the Note, the borrowing hereunder and the use of the proceeds thereof and the execution, delivery and performance by the Guarantors of the Guaranty Agreement and the Mortgages (a) do not violate any Requirement of Law or Contractual Obligation of Borrower or any of the Guarantors, (b) do not contravene the articles of incorporation, charter, bylaws, partnership agreement, articles or certificate of formation, operating agreement or other organizational documents of Borrower or any of the Guarantors and (c) do not result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

          3.5 No Defaults on Outstanding Judgments or Orders. Borrower and each Guarantor have satisfied all unstayed and unappealed judgments in excess of $1,000,000 in the aggregate (that are not covered by insurance), and neither Borrower nor any Guarantor is in default with respect to any judgments in excess of $1,000,000 in the aggregate (that are not covered by insurance), or any material writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign applicable to Borrower or any Guarantor.
          3.6 Ownership and Liens. Borrower and each Guarantor have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.1 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or any Guarantor and none of their leasehold interests is subject to any Lien, except for Liens permitted herein or approved by Lender.
          3.7 Operation of Business. Borrower and each Guarantor possess all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, required to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted and neither Borrower nor any Guarantor is in violation of any valid rights of others with respect to any of the foregoing where the failure to possess such licenses, permits, franchises, patents, copyrights, trademarks, trade names or rights thereto or the violation of the valid rights of others with respect thereto may, in any one case or in the aggregate, adversely affect in any material respect the financial condition, operations, properties, or business of Borrower or any Guarantor or the ability of Borrower and the Guarantors, taken as a whole, to perform their respective obligations under the Loan Documents to which they are a party.
          3.8 Taxes. All income tax liabilities or income tax obligations of Borrower and each Guarantor that are due (other than those being contested in good faith by appropriate proceedings) have been paid or have been accrued by or reserved for by Borrower.
          3.9 Compliance with Laws. Borrower and the Guarantors are in compliance in all material respects with applicable statutes, regulations and ordinances in connection with the operation of their business, including without limitation statutes, regulations or ordinances relating to environmental matters, of any governmental entity, or any agency thereof.
ARTICLE 4: CONDITIONS PRECEDENT
          4.1 Conditions to Initial Loan(s). The obligation of the Lender to make the Loan is subject to the satisfaction of the following conditions precedent on or prior to the date hereof:
               (a) Note. Lender shall have received the Note, conforming to the requirements hereof and duly executed and delivered by a duly authorized officer of Borrower.
               (b) Guaranty Agreements. The Guaranty Agreement shall have been duly executed and delivered by all Guarantors to Lender.

               (c) Proceedings of Borrower. Lender shall have received a copy of the resolutions (in form and substance satisfactory to Lender) of the board of directors of Borrower authorizing (i) the execution, delivery and performance, of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) the borrowings herein provided for, and (iv) the execution, delivery and performance of the Note and the other documents provided for in this Agreement, all certified by the secretary or other appropriate representative of Borrower as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof.
               (d) Proceedings of Guarantors. Lender shall have received a copy of the respective resolutions (in form and substance reasonably satisfactory to Lender) of the board of directors, management committee or other governing body of each of the Guarantors (or of Borrower or another Subsidiary of Borrower as the sole shareholder or sole member of the applicable Guarantor where appropriate), each resolution authorizing the execution, delivery and performance of the Guaranty Agreement, all certified by the Secretary or Assistant Secretary (or other person in a comparable position) of the respective Guarantor (or Borrower or Subsidiary) as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof.
               (e) Incumbency Certificate of Borrower. Lender shall have received a certificate of the secretary, manager or other appropriate representative of Borrower, dated the date hereof, as to the incumbency and signature of the officer(s), members or managers of each executing this Agreement, the Note and any certificate or other documents to be executed and delivered by Borrower pursuant hereto or thereto.
               (f) Incumbency Certificates of Guarantors. Lender shall have received a certificate of the Secretary (or other person in a comparable position) of each of the Guarantors, dated the date hereof, as to the incumbency and signatures of the officer(s) (or other person(s) in a comparable position) of each executing the Guaranty Agreement.
               (g) No Proceeding or Litigation; No Injunctive Relief. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced and no action, suit, proceeding or investigation by any Governmental Authority shall have been threatened, against Borrower or any Guarantor or any of the officers, directors or managers of Borrower or any Guarantor, seeking to restrain, prevent or change the transactions contemplated by this Agreement in whole or in part or questioning the validity or legality of the transactions contemplated by this Agreement or seeking damages in connection with such transactions.
               (h) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder prior to or after giving effect to the making of the Loan.
               (i) Additional Matters. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to Lender.

               (j) Compliance with Laws. Borrower and the Guarantors shall be in compliance in all material respects with applicable statutes, regulations and ordinances in connection with the operation of their business, including without limitation statutes, regulations or ordinances relating to environmental matters, of any governmental entity, or any agency thereof.
               (k) Legal Opinion of Counsel to Borrower. Lender shall have received an executed legal opinion of Borrower’s counsel and other local counsel to Borrower and the Guarantors granting the Mortgages, dated as of the date hereof and addressed to Lender in form and substance reasonably satisfactory to Lender.
               (l) Fee. Borrower shall have paid to Lender a fee in the amount of one-half of one percent (.5%) of the amount of the Loan.
ARTICLE 5: DEFAULTS, EVENTS OF DEFAULT; DISTRIBUTION OF PROCEEDS AFTER EVENT OF DEFAULT
          Upon the occurrence of any of the following events:
               (1) Borrower shall fail to make any payment under the Note or fail to pay any fee, charge or other amount payable hereunder, and such failure shall continue uncured for five (5) Business Days; or
               (2) any representation or warranty made or deemed made by Borrower or any Guarantor herein, in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
               (3) (a) Borrower or any Guarantor or shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any Guarantor shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Borrower or any Guarantor any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief of any such adjudication or appointment, and (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against Borrower or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) Borrower or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a), (b) or (c) above; or (e) Borrower or any shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
               (4) Borrower’s obligations under that certain First Amended and Restated Credit Agreement, dated as of December 16, 2005, by and among Borrower, Wachovia Bank, National Association, and the lenders from time to time party thereto, as amended by that certain First Amendment to First Amended and Restated Credit Agreement, dated as of January 11, 2007, as further amended by that certain Second Amendment to First Amended and Restated Credit Agreement, dated as of June 15, 2007, as further amended by that certain Third Amendment to First Amended and Restated Credit Agreement, dated as of December 20, 2007, and as further amended by that certain Fourth Amendment to First Amended and Restated Credit Agreement, dated as of January 13, 2009 (as the same may be amended or modified from time to time, the “Credit Agreement”), shall be accelerated pursuant to the terms thereof by the lenders thereunder prior to the final maturity date of such obligations.
then, and in any such event, (a) if such event is an Event of Default specified in paragraph (3) above, all Obligations shall immediately become due and payable, (b) if such event is an Event of Default specified in paragraphs (1) or (4) above and is continuing, Lender may by notice to Borrower declare the full amount of all outstanding Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (c) if such event is any other Event of Default, is continuing, and an Event of Default specified in paragraphs (3) or (4) above has occurred, Lender may by notice to Borrower declare the full amount of all outstanding Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Additionally, Lender may exercise any and all other rights and remedies available to Lender pursuant to the other Loan Documents, at law or in equity to the extent not inconsistent with the rights specifically granted to Lender hereunder; provided that, with an Event of Default other than those specified in paragraphs (1), (3) and (4) above, an Event of Default specified in either paragraph (3) or (4) above shall have occurred prior to Lender exercising any rights or remedies available to it.
ARTICLE 6: MISCELLANEOUS
          6.1 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
          (i) if to Borrower or any Guarantor, to it at 1405 Old Alabama Road, Suite 200, Roswell, Georgia, 30076, Attention of Tom Krobot (Telecopier No. 770-998-7494).
          (ii) if to Lender, to Harry Rosenbaum and Seymour Joffe, at c/o Great Gulf Homes, 3751 Victoria Park Avenue, Toronto, Ontario M1W 3Z4, Canada (Telecopier No. 416-449-1073);

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
          (b) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other party hereto.
          6.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          6.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note and shall remain in full force and effect until this Agreement is terminated and all Obligations are paid in full.
          6.4 Costs and Expenses; Indemnification; Reimbursement; Waiver of Damages. (a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii)  all out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, and (iii) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by Lender as a result of the funding of the Loan or the acceptance of payments due under the Loan Agreement.
          (b) Borrower shall indemnify Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (d) All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
          6.5 Successors and Assigns Generally; Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender.
          6.6 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          6.7 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          6.8 Governing Law. This Agreement, the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and in accordance with, the law of the State of Georgia.
          6.9 Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
          6.10 Submission to Jurisdiction; Waiver of Venue; Service of Process
               (a) BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
               (b) BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE

OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
               (c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.1 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          6.11 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
          6.12 USA Patriot Act. To the extent required by the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001)) (the “Act”), Lender hereby notifies Borrower that it may be required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.
          6.13 Time of the Essence. Time is of the essence with respect to this Agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER: ASHTON WOODS USA L.L.C., a Nevada limited liability company
By:	/s/ Thomas Krobot
Name:	Thomas Krobot
Title:	Manager

[Signatures continued on following page.]

LENDER: PARKMOUNT LAND DEVELOPMENT INC., a Canadian corporation
By:	/s/ Harry Rosenbaum
Name:	Harry Rosenbaum
Title:	Secretary

[End of signatures.]

EXHIBIT “A”

Defined Terms
          “Affiliate” shall mean (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with Borrower or (b) any Person who is a director, officer or key employee of Borrower, any Guarantor or any Person described in clause (a) of this definition. For purposes of this definition, “control” of a Person means the power, direct or indirect, to vote five percent (5%) or more of the securities having voting power for the election of directors or similar governing body of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agreement” shall mean this Term Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower” shall mean Ashton Woods USA L.L.C., a Nevada limited liability company.
          “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia for the conduct of substantially all of their commercial lending activities.
          “Capital Leases” shall mean all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.
          “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
          “Default” shall mean any of the events specified in Article 5 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
          “Event of Default” shall mean any of the events specified in Article 5 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP.

          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantors” means, collectively, each Person listed on Exhibit “B” attached hereto and made a part hereof.
          “Guaranty Agreement” shall mean the Subsidiary Guaranty Agreement, executed by Guarantors in favor of Lender, as the same shall be modified and supplemented and in effect from time to time.
          “Indebtedness” shall mean, without duplication, with respect to any Person (a) indebtedness or liability for borrowed money, including, without limitation, subordinated indebtedness (other than trade accounts payable and accruals incurred in the ordinary course of business); (b) obligations evidenced by debentures, notes, bonds, or other similar instruments; (c) obligations for the deferred purchase price of property (including, without limitation, seller financing of any inventory) or services; (d) obligations as lessee under Capital Leases to the extent that the same would, in accordance with GAAP, appear as liabilities in such Person’s consolidated balance sheet; (e) obligations under acceptance facilities; (f) obligations secured by any Liens on any property of such Person, whether or not the obligations have been assumed (provided that if such Person has not assumed such obligation, such Indebtedness shall be deemed to be in an amount equal to the lesser of the aggregate amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person); and (g) net liabilities under interest rate contracts, exchange or cap agreements (valued as the termination value thereof, computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable agreement).
          “Indemnitee” shall have the meaning set forth in Section 6.4 hereof.
          “Lender” shall have the meaning set forth in the preamble hereof.
          “LIBOR Rate” shall mean a fixed rate of interest per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of the British Bankers Association LIBOR Rate as selected by Lender) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits with a one month term.
          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).
          “Loan” shall mean the loan made pursuant to this Agreement that is more particularly described in Section 2 hereof.
          “Loan Documents” shall mean this Agreement, the Note, the Mortgages, the Guaranty Agreement and all other documents (if any) from time to time executed and delivered by Borrower or a Guarantor that evidence, secure or guarantee any of the Obligations.
          “London Banking Day” shall mean a day on which banks in London are open for business and dealing in offshore dollars.
          “Maturity Date” shall mean the earlier of (i) March 1, 2009, (ii) the date of the commencement of any case by or against Borrower or any Guarantor under Chapter 7 or Chapter 11 of the Bankruptcy Code of the United States of America, as amended from time to time, or (iii) the closing of the transactions contemplated by the Restructuring term sheet and the effectiveness of the amendments (the Fourth Amendment Effectiveness Date, as defined therein) set forth in the Fourth Amendment to First Amended and Restated Credit Agreement, dated as of January 13, 2009.
          “Mortgages” shall mean those certain Deeds of Trust, Assignment of Rents and Leases, Collateral Assignments of Property Agreements and Security Agreements, by certain Guarantors in favor of Lender, as the same may be amended or modified from time to time.
          “Note” shall mean the promissory note executed and delivered by Borrower payable to the order of Lender, and delivered pursuant hereto, as the same may be modified, amended, supplemented or replaced from time to time.
          “Obligations” shall mean all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower and any Guarantor to Lender or any Indemnitee arising under the Loan Documents and including interest and fees that accrue after the commencement by or against Borrower or any Guarantor or any Affiliate thereof of any bankruptcy or similar proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Permitted Liens” shall mean the following: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) Liens in connection with worker’s compensation, unemployment insurance or other social security, old age pension or public liability obligations (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended from time to time); (iii) Liens in favor of property owners’ associations securing payment of assessments or other charges; (iv) easements, rights-of-way, restrictions, plats, declarations of covenants, conditions and restrictions, condominium declarations, or similar encumbrances on the use of real property which do not interfere with the ordinary conduct of business of Borrower or any Guarantor or materially detract from the value of such real property; (v) Liens in favor of a seller of property requiring Borrower or any Guarantor to make a payment upon the future sale of such property in an amount not to exceed five percent (5%) of the gross sales price or in the case of profit sharing agreements an amount that is reasonable and customary in the industry and market; and (vi) any Liens of mechanics, materialmen or material suppliers incurred in the ordinary course of business if, with respect to any such Liens securing Indebtedness that is past due, such Liens are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof.
          “Person” shall mean an individual, a partnership, a limited liability company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a Governmental Authority or any other entity of whatever nature (including without limitation a joint venture).
          “Property” means the interest in the property and assets, whether real, personal or mixed, or tangible or intangible, which is encumbered by the Mortgages.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Requirement of Law” shall mean as to any Person, the Certificate (or Articles) of Incorporation, By-Laws (or Code of Regulations), or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, including without limitation all environmental laws, rules, regulations and determinations, of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Restructuring” shall mean a restructuring of Borrower’s Indebtedness, including the amendment and/or exchange of certain obligations of Borrower and certain of its Affiliates through the exchange of its 9.5% Senior Subordinated Notes due 2015 for new debt instruments and equity securities of Borrower, the modification of certain terms of the existing 9.5% Senior Subordinated Notes due 2015 and the Credit Agreement and the investment of additional funds for common equity of Borrower by the existing holders of equity of Borrower or one or more of their Affiliates, all in accordance with the Lock-up and Support Agreement and related term sheet dated December 1, 2008, whereby the credit line is reinstated and available to Borrower.
          “Subsidiary” shall mean, as to any Person, a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and with respect to Borrower shall include all Subsidiaries of Subsidiaries of Borrower. Unless otherwise specified, “Subsidiary” means a Subsidiary of Borrower (including Subsidiaries of Subsidiaries).

EXHIBIT “B”
Guarantors
Ashton Woods Construction LLC
Ashton Woods Corporate, LLC
Ashton Orlando Residential L.L.C.
Ashton Woods Arizona L.L.C.
Ashton Tampa Residential, LLC
Ashton Denver Residential, LLC
Ashton Woods Lakeside L.L.C.
Canyon Realty L.L.C.
Ashton Dallas Residential L.L.C.
Ashton Houston Residential L.L.C.
Ashton Brookstone, Inc.
Ashton Burden, LLC
Ashton Woods Orlando Limited Partnership
Pinery Joint Venture
Ashton Atlanta Residential, L.L.C.
Ashton Woods Transportation, LLC